Exhibit 5.1

May 19, 2023

La Rosa Holdings Corp.

1420 Celebration Blvd., 2nd Floor

Celebration, FL 34747

RE:	La Rosa Holdings Corp.
Registration Statement on Form S-1 (File No. 333-264372)

Ladies and Gentlemen:

We have acted as counsel to La Rosa Holdings Corp., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 19, 2022 (as amended, the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”) in connection with the offer and sale by the Company of 1,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and the warrants to be issued to the representative of the several underwriters (“Representative’s Warrants”) and the shares of Common Stock underlying the Representative’s Warrants (“Representative’s Shares”). The Common Stock, the Representative’s Warrants and the Representative’s Shares are collectively referred to as the “Securities.” The offering of the Securities by the Company pursuant to the Registration Statement, the prospectus that is a part of the Registration Statement (“Prospectus”) and the Underwriting Agreement (defined below) is referred to herein as the “Offering.”

The Securities are to be sold by the Company in an Offering pursuant to a definitive underwriting agreement approved by the Company’s Board of Directors, or a committee thereof, by and between the Company and Spartan Capital Securities LLC (the “Underwriting Agreement”). This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and may be relied upon by all purchasers of the Securities in the offering described in the Prospectus.

In connection with our opinion expressed below we have examined originals or copies of the draft of the Underwriting Agreement, the form of the Representative’s Warrant, the Company’s Articles of Incorporation, as amended, filed with the Secretary of State of the State of Nevada (the “Articles”) and the Company’s Bylaws (the “Bylaws” and, together with the Articles, the “Charter Documents”), the Registration Statement, together with the exhibits filed as a part thereof and all other documents incorporated therein by reference, certain corporate proceedings of the Company’s board of directors (the “Board”) or a committee or committees of the Board relating to the Registration Statement, and such other agreements, documents, certificates and statements of the Company, and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary.

We have assumed, and express no opinion as to, the genuineness of all signatures on documents submitted to us, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the absence of any termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

We express no opinion herein as to the laws of any state or jurisdiction other than the federal laws of the United States of America, and, with respect to our opinion relating to the enforceability of the Representative’s Warrants, the laws of the State of New York.

With respect to the Representative’s Warrants we have assumed that, as of each and every time any of the Representative’s Warrants are exercised, the Company will have a sufficient number of authorized and unissued shares of the Common Stock available for issuance under its Articles to permit full exercise of the Representative’s Warrants in accordance with their terms without the breach or violation of any other agreement, commitment or obligation of the Company.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the issuance and delivery of any of the Securities there will not have occurred any change in the law or the facts affecting the validity of the Securities, any change in actions of the Board or the Company’s stockholders, or any amendments to the Charter Documents, and (ii) at the time of the offer, issuance and sale of any Securities no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and (iii) that the Registration Statement will not have been modified or withdrawn. We also have assumed that the issuance and delivery of the Securities subsequent to the date hereof and the compliance by the Company with the terms of such Securities will not result in a violation of the Articles or any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.

Based upon, and subject to, the foregoing, we are of the opinion that:

(i)	the Common Stock, when issued, sold and delivered in the manner and for the consideration stated in the Underwriting Agreement and the Registration Statement and in accordance with the resolutions adopted by the Board, will be legally issued, fully paid and non-assessable;

(ii)	when the Representative’s Warrants are issued, sold and delivered in the manner and for the consideration stated in the Underwriting Agreement and the Registration Statement, such Representative’s Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(iii)	the Representative’s Shares, when issued and delivered by the Company upon the valid exercise of the Representative’s Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following additional assumptions:

(i) The Registration Statement and any amendment thereto (including any post-effective amendment) has become effective under the Securities Act, and such effectiveness shall not have been terminated, suspended or rescinded;

(ii) All Securities offered pursuant to the Registration Statement will be issued and sold (a) in compliance with all applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement, the Prospectus included therein and the Underwriting Agreement, and (b) only upon payment of the consideration fixed therefor in accordance with the Underwriting Agreement; and

(iii) To the extent that the obligations of the Company under any warrant agreement, or other agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement thereto, may be dependent upon such matters, we assume for purposes of this opinion letter that: (a) each party to any such agreement other than the Company will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) that each such other party will be duly qualified to engage in the activities contemplated thereby; (c) each such agreement and the applicable Securities will have been duly authorized, executed and delivered by each such other party and will constitute the valid and binding obligations of each such other party, enforceable against each such other party in accordance with their terms; (d) each such other party will be in compliance, with respect to acting in any capacity contemplated by any such agreement, with all applicable laws and regulations; and (e) each such other party will have the requisite organizational and legal power and authority to perform its obligations under each such agreement.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Carmel, Milazzo & Feil LLP
Carmel, Milazzo & Feil LLP